UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011

SIGNET JEWELERS LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Clarendon House

2 Church Street

Hamilton HM11

Bermuda

(441) 296 5872

(Address and telephone number including area code of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	Amendments to Articles of Incorporation or Bye-laws

On June 16, 2011, at the Annual General Meeting of the Shareholders (the “AGM”) of Signet Jewelers Limited (the “Company”), the shareholders approved an amendment of the Company’s Bye-laws to eliminate the requirement for one-third of the Directors or if their number is not three or a multiple of three, the number nearest to one third to retire at every annual general meeting and to provide instead for the annual election of directors effective at the AGM.

The adoption of the Amendment of the Bye-laws caused the terms of all of the Directors serving immediately prior to the AGM to expire at the AGM, and each Director was re-elected at the AGM to serve until 2012 Annual General Meeting of the Shareholders of the Company or until his or her successor is duly elected.

This description of the amendment to the Company’s Bye-laws is qualified in its entirety by reference to the complete text of the Amended Bye-laws, a copy of which is attached hereto as Exhibit 3.1.

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

(a) As described in item 5.03 above, the AGM was held on June 16, 2011.

(b) The following matters were voted upon and the results of the voting were as follows:

Proposal One:

To amend the Company’s Bye-laws to provide for the annual election of Directors.

Votes For	Votes Against	Abstentions
68,518,622	158,026	9,088

Proposal Two and Three:

Election of Directors: Each of the seven nominees listed below was elected as a director of the Company to hold office in accordance with the amended Bye-laws of the Company.

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Sir. Malcolm Williamson	65,530,111	22,923	17,621	3,115,081
Mr. Michael W. Barnes	65,545,970	21,319	3,366	3,115,081
Mr. Robert Blanchard	64,588,001	978,984	3,670	3,115,081
Mr. Dale Hilpert	65,061,118	505,967	3,570	3,115,081
Mr. Russell Walls	65,543,427	23,608	3,620	3,115,081
Ms. Marianne Parrs	65,549,053	18,227	3,375	3,115,081
Mr. Thomas Plaskett	65,058,788	508,407	3,460	3,115,081

Proposal Four:

Appointment of KPMG LLP as independent auditor of the Company and to authorization of the Audit Committee to determine its compensation.

Votes For	Votes Against	Abstentions
68,418,085	265,653	1,998

Proposal Five:

Approval of the Signet Jewelers Limited Annual Performance Bonus Plan.

Votes For	Votes Against	Abstentions	Broker Non-votes
64,441,022	1,090,336	39,297	3,115,081

Proposal Six:

Non-binding, advisory vote to approve the compensation of the Company’s named executive officers (the “Say on Pay” vote).

Votes For	Votes Against	Abstentions	Broker Non-votes
56,741,802	8,814,688	14,165	3,115,081

Proposal Seven:

Frequency of the Say-on-Pay vote.

Every year	Every Second Year	Every Three Years	Abstentions	Broker Non-Votes
61,452,397	36,129	3,949,513	91,666	3,156,031

(C) The Company’s stockholders selected once every year as the frequency for future advisory votes on executive compensation. In light of this stockholder vote, the Board of Directors has determined that it will include an advisory vote on executive compensation in the Company’s proxy materials every year until the next required vote on the frequency of stockholders votes on executive compensation.

ITEM 9.01	Financial Statements and Exhibits

(c) Exhibits

3.1 Amended Bye-laws of Signet Jewelers Limited.

SIGNATURES

The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED

By:	/S/ MARK A JENKINS
Name:	Mark A Jenkins
Title:	Group Company Secretary

Date: June 17, 2011